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                                                                    EXHIBIT 10.2

                             [SYSTEMONE LETTERHEAD]

                                February 27, 2002

To the Investors and Lenders set
forth on the signature page hereto:

                  RE: SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MAY 6, 1999 (THE "SERIES B AGREEMENT") BETWEEN MANSUR INDUSTRIES INC., NOW KNOWN AS SYSTEMONE TECHNOLOGIES INC. (THE "COMPANY"), AND THE INVESTORS NAMED IN SCHEDULE I THERETO (THE "SERIES B INVESTORS");

                           SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE
                  AGREEMENT DATED AS OF AUGUST 24, 1999 (THE "SERIES C AGREEMENT") BETWEEN THE COMPANY AND THE INVESTOR NAMED THEREIN (THE "SERIES C INVESTOR");

                           SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE
                  AGREEMENT DATED AS OF MAY 2, 2000 (THE "SERIES D AGREEMENT") BETWEEN THE COMPANY AND THE INVESTORS NAMED IN SCHEDULE I THERETO (THE "SERIES D INVESTORS"); AND

                           LOAN AGREEMENT DATED AS OF AUGUST 7, 2000, AS AMENDED
                  TO DATE (THE "LOAN AGREEMENT" AND, TOGETHER WITH THE SERIES B AGREEMENT, THE SERIES C AGREEMENT AND THE SERIES D AGREEMENT, THE "AGREEMENTS") BETWEEN THE COMPANY AND THE LENDERS NAMED THEREIN (THE "LENDERS" AND TOGETHER WITH THE SERIES B INVESTORS, THE SERIES C INVESTOR AND THE SERIES D INVESTORS, THE "INVESTORS").

Ladies and Gentlemen:

         Pursuant to the Agreements, the Company has issued to the Investors shares of preferred stock convertible into common stock of the Company and warrants to purchase common stock of the Company. For purposes hereof, capitalized terms utilized and not otherwise defined herein shall have the meanings ascribed to them in the Agreements, respectively, as applicable in the context used. Under the Agreements, the Company has agreed to register under state and federal securities laws the Registrable Securities for resale by the holders of Registrable Securities (as defined in the Agreements) (such obligations being referred to herein as the "REGISTRATION OBLIGATIONS").

         In accordance with the Registration Obligations arising under the Series B Agreement and the Series C Agreement, the Company effected registration of the applicable Registrable Securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to an effective registration statement on Form S-3 (Registration Statement Number 333-86757) and filed a registration statement on Form S-3 (Registration Statement Number 333-44962) with respect to the Registrable Securities under the Series D Agreement and the Loan Agreement, which registration statement is not yet effective. The Company's Registration Obligations under the Series D Agreement and the Loan Agreement to cause Registration Statement Number 333-44962 to become effective were waived to not later than May 30, 2001 pursuant to the Consent Agreement dated as of November 22, 2000 between the Company and the Series D Investors and the Lenders.

         As a result of the delisting of the Company's common stock from the Nasdaq Stock Market, the Company is no longer eligible to use Form S-3 to effect registration of the Registrable Securities for resale. As a result, the cost of effecting and maintaining the effectiveness of registration of the Registrable Securities has been greatly increased; such additional costs and fees would adversely and unnecessarily affect the Company's operating results inasmuch as the market price of the Company's common stock is lower than the conversion or



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exercise prices applicable to the Registrable Securities. Furthermore, the amount of Registrable Securities that could be sold without registration pursuant to Rule 144 under the Securities Act (assuming compliance with the provisions of Rule 144, including the holding period requirements) far exceeds the number of shares that could be sold economically into the market given the low trading volume for the Company's common stock.

         Accordingly, in order to avoid such unnecessary cost and expense and in consideration of the additional rights granted to the holders of Registrable Securities herein, the Company hereby requests that the Investors agree as follows:

         (a) The Company shall not be required to fulfill its obligations to file a Registration Statement with respect to the Registrable Securities under, respectively, the Series D Agreement or the Loan Agreement unless and until, in each case, the Company shall have received a written notice from one or more holders of Registrable Securities thereunder stating that there is on the part of such person or persons giving such notice a bona fide intent to sell Registrable Securities having a Current Market Value (as hereinafter defined) of not less than $1 million and requesting that the Company effect registration of such Registrable Securities in accordance with the applicable Registration Obligations (a "DEMAND NOTICE"). If the Company receives a Demand Notice, it shall promptly notify any other holders of Registrable Securities under the Series D Agreement and the Loan Agreement not party to such Demand Notice of its receipt of such Demand Notice and the Company shall include in any such registration, the Registrable Securities of such other holders of Registrable Securities thereunder to the extent requested, and such holders shall cooperate to the extent required by the terms of the Registration Obligations set forth in such agreements, respectively. The Company shall prepare and file such Registration Statement (or at its option amend Registration Statement Number 333-44962 if not previously withdrawn) and use its reasonable best efforts to cause such registration statement to become effective not later than the 120th day after the Company's receipt of the Demand Notice; PROVIDED, HOWEVER, that if in the good faith opinion of the board of directors of the Company, such registration would require the Company to make a disclosure that would be materially detrimental to the Company's best interests, then the Company shall be entitled to defer such registration for not more than 120 days. If such registration statement is not declared effective by the 120th day after the Company's receipt of the Demand Notice (subject to extension pursuant to the preceding proviso), then the Company shall be required to pay to the Series D Investors or the Lenders, as the case may be, Liquidated Damages (as defined in the Agreement applicable to the affected Registrable Securities) in accordance with the Series D Agreement or the Loan Agreement, as the case may be, such Liquidated Damages to commence accruing from and including the 121st day after the Company's receipt of the Demand Notice (subject to extension as aforesaid). Upon receipt of a Demand Notice (but subject to the proviso of the second preceding sentence) the Company and the holders of Registrable Securities participating in the registration contemplated thereby shall otherwise comply with the other applicable provisions of the Registration Obligations set forth in the Series D Agreement and the Loan Agreement.

         (b) For purposes hereof, "CURRENT MARKET VALUE" per Registrable Security shall be calculated, on any date, on the basis of the average, for 30 consecutive trading days commencing 45 days before such date, of the last sale price thereof on each such day on the principal stock exchange or the Nasdaq National Market on which it is then listed or admitted to trading, and if no sale takes place on any such day on any such exchange or market, the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange or market; and if such Registrable Security is on any day during such 30 day period not listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc.; and if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers Inc. selected by the Board of Directors of the Company in good faith and approved by the holder or holders of Registrable Securities delivering such Demand Notice in question (such approval not to be unreasonably withheld or delayed).

         (c) If the Company determines to register any equity securities for sale (other than pursuant to Form S-8 or Form S-4 or any successor forms under the Securities Act), then if any Registrable Securities remain unsold, the Company shall give prompt notice of such determination and allow the holders of Registrable Securities to request the inclusion of their Registrable Securities in such offering; PROVIDED, HOWEVER, that, if such offering is an underwritten



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offering and the managing underwriters advise the Company in writing that in their opinion the total number or dollar amount of securities to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering, the Company shall include in such registration: (i) first, all securities requested to be included in such registration by any securityholders initiating such registration; (ii) second, all securities the Company proposes to sell; and (iii) third, the Registrable Securities requested to be included in such registration which, in the opinion of such underwriters, can be sold (allocated pro rata among the holders of such Registrable Securities on the basis of the number of securities requested to be included therein by each such holder). The Company shall pay all Registration Expenses of any such offering and each holder of Registrable Securities shall pay its Selling Expenses. Any holders of Registrable Securities participating in an underwritten offering shall, as a condition to such participation, execute an underwriting agreement in the form required by such underwriter containing customary representations, warranties, covenants, conditions and indemnifications. In all other respects, the Company's Registration Obligations set forth in the applicable Agreement shall apply in respect of Registrable Securities included in a registration pursuant to this paragraph (c). A registration of Registrable Securities pursuant to this paragraph (c) shall not be counted as a Demand Registration.

         (d) Notwithstanding its Registration Obligations set forth in the Series B Agreement or the Series C Agreement, if the Company is not eligible to use Form S-3 for the purpose of amending registration statement Number 333-86757, then the Company shall not be required to amend such registration statement unless and until the Company shall have received a written notice from one more holders of Registrable Securities under the Series B Agreement or the Series C Agreement stating that there is on the part of such person or persons giving such notice a bona fide intent to sell shares of such Registrable Securities having a Current Market Value of not less than $1 million and requesting that the Company effect an amendment of such registration statement so that sales of such Registrable Securities pursuant thereto may resume (an "AMENDMENT NOTICE"). The Company shall prepare and file such amendment and use its reasonable best efforts to cause such amendment to become effective not later than the 120th day after the Company's receipt of the Amendment Notice; PROVIDED, HOWEVER, that if in the good faith opinion of the board of directors of the Company, such amendment would require the Company to make a disclosure that would be materially detrimental to the Company's best interests, then the Company shall be entitled to defer the filing of such amendment for not more than 120 days. If such amendment is not declared effective by the 120th day after the Company's receipt of the Amendment Notice (subject to extension pursuant to the preceding proviso), then the Company shall be required to pay the Series B Investors or the Series C Investor, as the case may be, Liquidated Damages in accordance with the Series B Agreement or the Series C Agreement, as the case may be, such Liquidated Damages to commence accruing from and including the 121st day after the Company's receipt of the Amendment Notice (subject to extension as aforesaid).

         (e) Except to the extent payment is required hereby, the Investors waive the payment of any Liquidated Damages which may have accrued to the date hereof or hereafter accrue (but for the fact that this letter agreement shall have been entered into) pursuant to the Agreements.

         (f) The Company may at its option withdraw Registration Statement Number 333-44962.

         (g) Without limiting the generality of the foregoing: (i) all indemnification and contribution provisions of the Agreements, and all provisions regarding registration and compliance under the Exchange Act and listing, shall remain in full force and effect and, without limitation, apply, respectively, to performance hereunder; and (ii) the effectiveness of each Registration Statement hereunder shall be maintained by the Company through the applicable Effectiveness Period.

         (h) The provisions hereof shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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         If the foregoing is acceptable, please execute a copy of this letter agreement in the space provided and return such executed copy to the undersigned.

                                              Very truly yours,

                                              SYSTEMONE TECHNOLOGIES INC.

                                              By: /s/ PAUL I. MANSUR
                                                  -----------------------------
                                                  Paul I. Mansur
                                                  Chief Executive Officer

Agreed to an accepted as of the date first above written:

Investors and Lenders:

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.     HANSEATIC AMERICAS LDC
ENVIRONMENTAL OPPORTUNITIES FUND II
(INSTITUTIONAL), L.P.                         By:  Hanseatic Corporation

By:  Fund II Mgt. Co., LLC                             By: /s/ PAUL A. BIDDELMAN
     General Partner                                       ---------------------
                                                           Paul A. Biddelman
                                                           President

         By: /s/ KENNETH C. LEUNG
            ----------------------------
         Kenneth C. Leung
         Chief Investment Officer

ENVIRONMENTAL OPPORTUNITIES FUND, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND  (CAYMAN), L.P.

By:  Environmental Opportunities Management Co., LLC
     General Partner

         By: /s/ BRUCE McMAKEN
            ----------------------------
            Bruce McMaken
            Manager


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